Exhibit 99.1

ON Semiconductor®

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by a.m., Central Time, on

Vote by Internet
- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2008 Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR each of the proposals listed below.

	For	Against	Abstain
1. To adopt and approve an amendment to ON Semiconductor Corporation's certificate of incorporation to increase the number of authorized shares of ON Semiconductor Corporation stock from 600,100,000 shares to 750,100,000 shares, of which 100,000 shares shall be designated as preferred stock, par value $0.01 per share, and 750,000,000 shares shall be designated as common stock, par value $0.01 per share.	☐	☐	☐
2. To approve the issuance of ON Semiconductor Corporation common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 13, 2007, by and among ON Semiconductor Corporation, Orange Acquisition Corporation and AMIS Holdings, Inc., as the same may be amended from time to time.	☐	☐	☐
3. To approve any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first two proposals listed above.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ON SEMICONDUCTOR CORPORATION

Meeting Details

Description – 2008 Special Meeting of Stockholders

Date & Time –                                  at              a.m. (local time)

Location –

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 SPECIAL MEETING OF STOCKHOLDERS

I appoint Keith D. Jackson and George H. Cave, individually and together, proxies with full power of substitution, to vote all my shares of common stock of ON Semiconductor Corporation (the “Company”) which I have the power to vote, at the 2008 Special Meeting of Stockholders to be held at                                                                                                                                                        on                             , at              a.m. local time and at any adjournments or postponements of the meeting. In the absence of specific voting directions from me, my proxies will vote in accordance with the Directors’ recommendations on the reverse side of this card. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR (1) ADOPTION AND APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, (2) THE ISSUANCE OF COMPANY COMMON STOCK, AND (3) ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME OR PLACE.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)